                                                                   Exhibit 10.13

HEARTWARE LIMITED

HOWARD LEIBMAN

EXECUTIVE SERVICE
AGREEMENT


                                                                          page i

                                                                               .
                                                                               .
                                                                               .

CONTENTS

1    INTERPRETATION                                                            4
     1.1  Definitions                                                          4
     1.2  Interpretation                                                       5
     1.3  Headings                                                             6

2    EMPLOYMENT OF EXECUTIVE                                                   6
     2.1  Term                                                                 6
     2.2  Warranty                                                             7

3    LOCATION                                                                  7
     3.1  Place of employment                                                  7
     3.2  Travel                                                               7

4    HOURS OF WORK                                                             7

5    DUTIES                                                                    7
     5.1  General Duties                                                       7
     5.2  Specific Duties                                                      8
     5.3  Other employment                                                     8

6    REMUNERATION                                                              9
     6.1  Remuneration package                                                 9
     6.2  Cash salary payments                                                 9
     6.3  Remuneration Package review                                          9
     6.4  Additional benefits                                                  9

7    EXPENSES                                                                 11

8    ANNUAL LEAVE                                                             11
     8.1  Entitlement to annual leave                                         11
     8.2  Taking annual leave                                                 11

9    SICK LEAVE                                                               11

10   LONG SERVICE LEAVE                                                       11

11   INTELLECTUAL PROPERTY                                                    11

12   CONFIDENTIAL INFORMATION                                                 12
     12.1 Duty of confidentiality                                             12
     12.2 Use of Confidential Information                                     12
     12.3 Security of Confidential Information                                12
     12.4 Uncertainty                                                         12

13   TERMINATION                                                              13
     13.1 Termination by the Executive on notice                              13
     13.2 Termination by the Company on notice                                13
     13.3 Termination by the Company for Cause                                13
     13.4 Payment in lieu of notice                                           14


                                                                         page ii

     13.5 Garden leave                                                        14
     13.6 Disciplinary and grievance procedures                               15
     13.7 Payment of accrued entitlements upon termination                    15
     13.8 No compensation                                                     15
     13.9 Right of set-off                                                    15

14   NON-COMPETITION                                                          16
     14.1 Non-compete                                                         16
     14.2 Construction of Non-compete clause                                  17
     14.3 Severability                                                        17
     14.4 Executive may hold shares                                           17

15   ACKNOWLEDGMENT                                                           17

16   RETURN OF PROPERTY                                                       18
     16.1 Return of property                                                  18
     16.2 Destruction of property                                             18

17   SEVERANCE                                                                18

18   NOTICES                                                                  18
     18.1 General                                                             18
     18.2 How to give a communication                                         19
     18.3 Particulars for delivery of notices                                 19
     18.4 Communications by post                                              19
     18.5 Communications by fax                                               19
     18.6 After hours communications                                          20
     18.7 Process service                                                     20

19   MISCELLANEOUS                                                            20
     19.1 Governing law                                                       20
     19.2 Assignment                                                          20
     19.3 No waiver                                                           20
     19.4 Amendment                                                           20
     19.5 Entire understanding                                                21

SCHEDULE 1                                                                    22

SCHEDULE 2                                                                    24


                                                                        page iii

     DATE 23RD MARCH 2005

     PARTIES

     HEARTWARE Limited ACN 111 970 256 of Level 1, 1 Bligh Street, Sydney, New South Wales, 2000 (COMPANY)

     HOWARD LEIBMAN OF 8 DILLON STREET, PADDINGTON, NSW 2021
     (EXECUTIVE)

     BACKGROUND

A The Company wishes to employ the Executive in the position of Director Corporate Development, and the Executive has agreed to accept employment as Corporate Development Executive on the terms and conditions set out in this document.

     AGREED TERMS

1    INTERPRETATION

1.1  DEFINITIONS

     In this document:

     BOARD means the board of directors of the Company.

     BUSINESS means any corporation, partnership, joint venture, undertaking, trust or enterprise.

     BUSINESS DAY means a day other than a Saturday, Sunday or bank or public holiday in New South Wales.

     CASH SALARY means the amount of the Executive's Remuneration Package as defined in CLAUSE 6.1 that the Executive elects to receive by way of cash payment.

     COMMENCEMENT DATE means the date agreed by the Executive and the Company as the date upon which the Executive commences employment with the Company.

     CONFIDENTIAL INFORMATION means any information, however communicated or recorded, relating to the business of the Company or any Group Company to which the Executive gains access, whether before, during or after the Executive's employment with the Company, and includes:

     (a) any trade secret or other commercially sensitive or confidential information of or possessed by the Company or any Group Company, or any person or entity with which the Company or any Group Company deals or is concerned;

     (b) any techniques, methods, computer software, materials, documents or manuals of the Company or any Group Company used in their businesses;

     (c) information concerning products developed or used by the Company or any Group Company, their customers and suppliers;

     (d) inventions, improvements or products discovered or developed by any employee, officer, contractor or consultant of the Company or any Group Company;

     (e) information relating to the business affairs, accounts, business plans, market research, marketing plans, sales plans, customer lists, prospects, management or finances of the Company or any Group Company, or any person or entity with which the Company or any Group Company deals or is concerned;

     (f) the identity of the customers, suppliers, consultants, distributors, agents, contractors and employees of the Company or any Group Company and the arrangements between any of these persons or entities;

     (g) any Information of or possessed by the Company or any Group Company which is marked as confidential, is by its nature confidential, or the Executive knows or ought to know is confidential; and

     (h)  the terms of this document,

     but excludes any information which, without breach of this document or other breach of confidence by the Executive, is or becomes public knowledge.

     EMPLOYEE SHARE OPTION PLAN means the Company's employee share option plan as varied from time to time.

     EMPLOYMENT means the employment of the Executive under this document.

     GROUP means the Company and the Group Companies.

     GROUP COMPANY means a body corporate which is related to the Company within the meaning of section 50 of the Corporations Act 2001 and any associated company, including but not limited to HeartWare Inc.

     INTELLECTUAL PROPERTY includes, but is not limited to, ideas, designs, patents, trade marks, copyright (including moral rights) and designs whether registered or unregistered, software developments, computer programs, security codes, circuit layout rights and know-how, inventions and improvements in procedures made or discoveries conceived.

     RELEVANT PERIOD means the period of 12 months immediately preceding the date on which the Employment terminates.

1.2  INTERPRETATION

     Unless expressed to the contrary, in this document:

     (a)  words in the singular include the plural and vice versa;

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     (b)  any gender includes the other genders;

     (c) if a word or phrase is defined, its other grammatical forms have corresponding meanings;

     (d)  "includes" means includes without limitation;

     (e)  a reference to:

          (i) a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

          (ii) a person includes its legal personal representatives, successors and assigns;

          (iii) any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

          (iv) an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

          (v)  a right includes a benefit, remedy, discretion and power;

          (vi) "$" or "dollars" is a reference to the lawful currency of Australia;

          (vii) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmission;

          (viii) this document includes all schedules and annexures to it; and

          (ix) a policy of the Company means any policy of the Company in relation to the relevant subject matter as created, varied or replaced from time to time.

1.3  HEADINGS

     Headings do not affect the interpretation of this document.

2    EMPLOYMENT OF EXECUTIVE

2.1  TERM

     The Employment will commence on the Commencement Date and will continue until terminated in accordance with CLAUSE 13 of this Agreement. There will be a probationary period of three months from the Commencement Date during which the Company can determine that the employee is not meeting the requirements of the position and may Terminate the employee without penalty.

2.2  WARRANTY

     The Executive represents and warrants to the Company that he has the legal right to enter into this Agreement and in performing his duties and obligations under this document, he will not be in breach of any obligation to a third party, including any restrictive covenant or confidentiality obligation.

3    LOCATION

3.1  PLACE OF EMPLOYMENT

     The Employment will be based primarily at the Company's premises in Sydney or such other place or places as the Company may reasonably direct.

3.2  TRAVEL

     The Executive will be required to travel regularly to the Group's other offices and may be required to undertake other travel within and outside Australia in the performance of his duties. The Executive will not be entitled to any additional remuneration for such travel but the expenses of such travel, including accommodation and meals, will be paid for by the Company in accordance with its policies.

4    HOURS OF WORK

     The Executive will work during the normal business hours of the Company and such other hours as are necessary for the Executive to perform the Executive's duties in a satisfactory manner. The Executive will not be entitled to any additional remuneration for work outside normal business hours.

5    DUTIES

5.1  GENERAL DUTIES

     The Executive will:

     (a) perform the duties assigned to the Executive from time to time and comply with all lawful and reasonable directions given to the Executive by the Company and any person duly authorised by the Company;

     (b) subject to any written consent given by the Company under CLAUSE 5.3(B) and except in the case of absence by reason of illness or incapacity or while on leave in accordance with this document, devote the whole of the Executive's time, attention and abilities during normal business hours and such other hours as are necessary for the Executive to perform the Executive's duties in a satisfactory manner, exclusively to the business of the Company and the Group Companies;

     (c) use the Executive's best endeavours to promote and enhance the interests, welfare, business, profitability, growth and reputation of the Group;

     (d) act in the best interests of the Group and not intentionally do anything which is or may be harmful to the Group;

     (e) perform the Executive's duties and responsibilities in a proper and efficient manner;

     (f) subject to the terms of this document, comply with the Company's policies as varied from time to time;

     (g) promptly report to the Company or such person as the Company may from time to time determine, all information and explanations as it may require in connection with matters relating to the Employment or the business of the Company or any Group Company;

     (h) not act, or be seen to be acting, in conflict with the best interests of the Group.

5.2  SPECIFIC DUTIES

     Without limiting the generality of CLAUSE 5.1, the Executive's duties at the commencement of the Employment will be as specified in SCHEDULE 1. The Company may assign additional duties to the Executive and may alter the Executive's duties from time to time after discussion with the Executive.

5.3  OTHER EMPLOYMENT

     (a)  Subject to CLAUSE 5.3(B), the Executive will not, during the
          Employment:

          (i) carry on, advise, provide services to or be engaged, concerned or interested in or associated with any business or activity which is in competition with any business carried on by the Company or any Group Company; or

          (ii) without the prior written consent of the Company, be engaged or interested in any other public or private work or duties, either directly or indirectly, in any capacity (including as principal, agent, partner, employee, shareholder, unitholder, joint venturer, director, trustee, beneficiary, manager, consultant or advisor),

     (b)  The Executive may:

          (i) hold or acquire shares (whether directly or through nominees) in aggregate not more than 5% of the issued ordinary shares in the capital of any body corporate listed on a recognised stock exchange;

          (ii) manage his private investments; or

          (iii) participate in charitable, civic, educational, professional or community affairs or serve on the board of directors or advisory committees of non-profit entities,

     provided that such activities do not interfere with the Executive's capacity to discharge his duties pursuant to CLAUSES 5.1 and 5.2 of this Agreement.

6    REMUNERATION

6.1  REMUNERATION PACKAGE

     The Company will provide the Executive with the remuneration package (REMUNERATION PACKAGE) specified in SCHEDULE 2 or such other rate as may be determined from time to time on review under CLAUSE 6.3.

     The Remuneration Package will comprise Cash Salary and superannuation contributions made by the Company to a complying fund on the Executive's behalf as set out in SCHEDULE 2 or as otherwise agreed from time to time, provided that the superannuation component shall be at least the minimum amount required in accordance with the Superannuation Guarantee Administration Act 1992. The Executive will be required to meet the costs of any fringe benefits tax or other tax payable by the Company in consequence of the provision of the Remuneration Package including goods and services tax but excluding any pay-roll tax and tax on the corporate profits of the Company.

6.2  CASH SALARY PAYMENTS

     The Executive's Cash Salary will be paid monthly by electronic deposit into an account nominated by the Executive.

6.3  REMUNERATION PACKAGE REVIEW

     The Remuneration Package will be reviewed by the Board each year, on such basis as the Board in its absolute discretion may determine having regard to the performance of the Executive and the circumstances of the Company. The Remuneration Package will not be reduced without the consent of the Executive unless the Board decides to reduce the remuneration of all senior executives of the Group, in which case the Executive's Remuneration Package will be reduced by the same percentage as the percentage reduction applied to the remuneration of other senior executives within the Group.

6.4  ADDITIONAL BENEFITS

     (A)  BONUS SCHEME

     In addition to the Remuneration Package, the Executive will be entitled to a one-off cash bonus of $200,000 (inclusive of superannuation) on the successful closing of the Company's next capital raising provided that:

          (i) the amount raised is not less than AUD$20 million, or if a lesser target amount for the capital raising is set at the discretion of the Board of Directors;

          (ii) the date of closing is not later than 31 July 2006 (or such later date as may, in the absolute discretion of the Company, be nominated by the Company); and

          (iii) the Executive is still an employee of the Company at the date of closing.

     Subsequent to this one-off performance based cash bonus, the HeartWare Limited Management and Board of Directors will develop a bonus structure which is related to the then current activities and responsibilities of the Executive. This replacement structure will be discussed with the Executive within three months of the closing of the next capital raising.

     (B)  EMPLOYEE SHARE OPTION PLAN

     NOTE: THE GRANTING OF SHARE OPTIONS TO ANY INDIVIDUAL OR INDIVIDUALS, WHO
          ARE NOT DIRECTORS, CAN ONLY BE AUTHORISED BY THE HEARTWARE LIMITED BOARD OF DIRECTORS

          (i) On signing this Agreement, the Executive will be entitled to be granted 764,204options under the Company's Employee Share Option Plan (OPTION SHARES). The number, exercise price and vesting of the Options will be as follows:

% of Options   Exercise Price                 Vesting Date
------------   --------------   ---------------------------------------
     25            A$0.60       First anniversary of commencement date
     25            A$0.75       Second anniversary of commencement date
     25            A$1.00       Third anniversary of commencement date
     25            A$1.50       Fourth anniversary of commencement date

          (ii) The Executive's right to exercise the options granted pursuant to CLAUSE 6.4(B)(I) is subject to the Executive's continued employment with the Company and the terms of the Employee Share Option Plan.

          (iii) On an annual basis, the HeartWare Limited Board will, at its sole discretion, review the Executives share option entitlements and having taken into account factors such as the achievement of specific milestones and other performance measures, consider the granting of further options under the ESOP. The Board will also take into account the overall level of the Company's Employee Share Option Plan.

     (C)  OTHER BENEFITS

          (i) The Executive will be entitled to other benefits, such as participation in group insurance schemes, in accordance with Company policies,

7    EXPENSES

     The Company will reimburse the Executive for all reasonable expenses properly incurred by the Executive in the performance of the Executive's duties, subject to Company policies and provision of any documentary evidence (including goods and services tax receipts) reasonably required by the Company.

8    ANNUAL LEAVE

8.1  ENTITLEMENT TO ANNUAL LEAVE

     The Executive will be entitled to four weeks' paid annual leave for each year of continuous service with the Company, accruing on a pro-rata basis.

8.2  TAKING ANNUAL LEAVE

     Annual leave will be taken at times approved by the Chief Executive Officer. If the Executive accrues more than eight weeks of annual leave, the Chief Executive Officer may direct the Executive to take some or all of the Executive's accrued annual leave entitlement upon eight weeks' written notice.

9    SICK LEAVE

     The Executive is entitled to ten days' paid sick leave in each complete year of service. Sick leave is cumulative, but no payment will be made in respect of untaken sick leave on termination of the Employment. Additional paid sick leave may be approved by the Board in its absolute discretion. The Company may require a medical certificate for absences of more than two days.

10   LONG SERVICE LEAVE

     The Executive will be entitled to long service leave in accordance with the Long Service Leave Act 1955 (NSW).

11   INTELLECTUAL PROPERTY

     The Executive acknowledges and agrees that all Intellectual Property developed, created or conceived by the Executive (whether alone or with others) during the Employment and which is related to or may be adapted to the business of the Company or any Group Company is and will be the sole and exclusive property of the Company. The Executive further acknowledges and agrees that:

     (a) full right, title and interest in copyright works created by the Executive will vest in the Company immediately on creation;

     (b) full right, title and interest in all other Intellectual Property is assigned to the Company by the Executive;

     (c) the Executive will promptly execute all documents and do all things necessary to vest or assign full right, title and interest in the Intellectual Property in and to the Company; and

     (d) the Executive irrevocably and unconditionally waives all moral rights and any equivalent or analogous rights.

12   CONFIDENTIAL INFORMATION

12.1 DUTY OF CONFIDENTIALITY

     The Executive must keep confidential all Confidential Information and must not, both during the Employment and after it ends, disclose or allow to be disclosed any Confidential Information to any person except:

     (a) if the Executive has been authorised in writing by the Company to do so;

     (b) to the agents, employees or advisers of the Company or a Group Company in the proper performance of the Executive's responsibilities and duties;

     (c) if the Executive is required by law to do so. In this case, no more Confidential Information must be disclosed than is strictly required and the Executive must take all reasonable steps to ensure the disclosed Confidential Information is treated confidentially; or

     (d) in respect of the terms of this document, in confidence to the Executive's legal or financial advisers or members of the Executive's immediate family.

12.2 USE OF CONFIDENTIAL INFORMATION

     The Executive must not use any Confidential Information for the benefit of any person other than the Company or a Group Company.

12.3 SECURITY OF CONFIDENTIAL INFORMATION

     The Executive must maintain effective security measures to protect all Confidential Information from unauthorised access, use, copying or disclosure.

12.4 UNCERTAINTY

     If there is any uncertainty as to whether any information is Confidential Information, that information must be treated as Confidential Information unless the Executive is advised by the Company in writing to the contrary.

13   TERMINATION

13.1 TERMINATION BY THE EXECUTIVE ON NOTICE

     The Executive may terminate this Agreement upon giving three months' written notice to the Chief Executive Officer.

13.2 TERMINATION BY THE COMPANY ON NOTICE

     The Company may at any time terminate the Employment by giving three months' written notice to the Executive.

13.3 TERMINATION BY THE COMPANY FOR CAUSE

     Without limiting the generality of CLAUSE 13.2, the Company may at any time immediately terminate the Employment by giving written notice to the Executive if the Executive:

     (a)  commits any act of serious misconduct;

     (b) fails or refuses to comply with any lawful and reasonable direction given by the Company;

     (c) intentionally commits a serious or persistent breach of this document which is detrimental to the Company or any Group Company and is incapable of rectification;

     (d) commits any serious or persistent breach of this document which continues unremedied for 10 days after written notice of that breach has been given to the Executive;

     (e) commits any act (whether in the course of the Employment or not) which in the reasonable opinion of the Company brings the Executive into disrepute or may cause damage to the reputation of the Executive, the Board, the Company or any Group Company or otherwise affect adversely the interests of the Company or any Group Company;

     (f) is convicted of any offence (whether in the course of the Employment or not) involving fraud or dishonesty or any other serious offence (except for a traffic offence) which is punishable by imprisonment (whether the Executive is imprisoned or not);

     (g) is bankrupt, is declared bankrupt or enters into any composition or arrangement with or makes any assignment of the Executive's property in favour of the Executive's creditors generally;

     (h) is precluded from taking part in the management of a corporation by the provisions of the Corporations Act 2001;

     (i) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under laws relating to mental health; or

     (j) is incapacitated by physical or mental illness, accident or any other circumstances beyond the Executives control:

          (A) for a period of 120 consecutive days or an aggregate period of 120 days in any 12 month period, or

          (B) for a period of less than 120 consecutive days or an aggregate period of 120 days in any 12 month period where a medical practitioner nominated by the Company and its insurers determines that the Executive is totally and permanently incapacitated, and such determination is accepted by the Executive or his legal representative, such acceptance not being unreasonably withheld.

     Where the Executive's employment is terminated pursuant to CLAUSE 13.3, the Company must specify in reasonable detail in the notice of termination the basis for such termination.

     Where the Executive's employment is terminated pursuant to CLAUSE 13.3(J) he will be paid three months' remuneration calculated at the rate of the Remuneration Package payable to the Executive immediately prior to the termination of his employment.

13.4 PAYMENT IN LIEU OF NOTICE

     The Company may substitute payment in lieu of any part or all of any period of notice of termination. Such payment shall be calculated at the rate of the Remuneration Package payable to the Executive immediately prior to the termination of his employment.

13.5 GARDEN LEAVE

     During:

     (a) part or all of any period of notice of termination given by the Executive or the Company; or

     (b) any period not exceeding two weeks during which the Company is investigating any disciplinary issue involving the Executive,

     the Company may, at its sole discretion:

     (c) require the Executive to perform only such duties as the Company may determine or not to perform any duties at all; and/or

     (d) require the Executive not to have any contact with any employees, customers or business associates of the Company or any Group Company other than normal social contact; and/or

     (e) exclude the Executive from all or any part of the Company's and any Group Company's premises.

     Provided that the Executive's remuneration will not be withheld or reduced as a result of the Executive complying with such directions.

13.6 DISCIPLINARY AND GRIEVANCE PROCEDURES

     In view of the seniority of the Executive's position, the Company is not required to follow any performance review, disciplinary, warning or grievance procedures before terminating the Employment except as provided for in this document.

13.7 PAYMENT OF ACCRUED ENTITLEMENTS UPON TERMINATION

     On termination of the Employment, whether pursuant to this CLAUSE 14 or otherwise, the Executive will be entitled to receive from the Company:

     (a) All amounts due and payable to the Executive in accordance with the Remuneration Package, up to and including the date of termination;

     (b) payment in lieu of any accrued annual leave to which the Executive is entitled up to and including the date of termination, calculated at the rate of the Remuneration Package payable to the Executive immediately prior to termination;

     (c) payment in lieu of any long service leave to which the Executive is entitled up to and including the date of termination calculated at the rate of the Remuneration Package payable to the Executive immediately prior to termination;

13.8 NO COMPENSATION

     Upon termination of the Employment in accordance with the express terms of this document, the Executive will not be entitled to claim any compensation or damages from the Company in respect of that termination beyond those specified in this document.

13.9 RIGHT OF SET-OFF

     (a) Termination of the Employment under any circumstances will not abrogate, impair, release, or extinguish any debt, obligation or liability of the Executive to the Company which may have accrued under this document or otherwise including any debt, obligation or liability which was the cause of termination or arose out of that cause.

     (b) On termination of the Employment, the Company may set-off any debt, obligation or liability of the Executive to the Company against the Executive's entitlements on termination provided that the Company gives reasonable details in writing of such set-off, including the relevant calculation thereto.

14   NON-COMPETITION

14.1 NON-COMPETE

     In the event that the Employment is terminated for whatever reason, the Executive will not without the written consent of the Company directly or indirectly whether on the Executive's own account or for any person:

     (a) (i) perform any services of the type the Executive performed for the Company or any Group Company under this document for any Business engaged in whole or part in competition with any business of the Company or any Group Company;

          (ii) solicit or endeavour to solicit any director, manager, officer, senior employee or contractor of the Company known personally to the Executive or knowingly employ, assist in or procure the employment by any Business of any such person;

          (iii) solicit or endeavour to solicit any person who was during the Executive's employment with the Company a customer or client of the Company with a view to providing services to that customer or client which are the same as or similar to the services which the Executive was involved in providing to that customer or client during the Relevant Period;

          (iv) deal with or accept any approach from or work on any account of any person who was during the Executive's employment with the Company a customer or client of the Company with a view to providing services to that customer or client which are the same as or similar to the services which the Executive was involved in providing to that customer or client during the Relevant Period;

     (b)  for a period of:

          (i)  6 months;

          (ii) 3 months;

     (c)  throughout:

          (i)  the world;

          (ii) Australia, Europe (including the United Kingdom), and the United States;

          (iii) Australia and Europe (including the United Kingdom);

          (iv) Australia.

14.2 CONSTRUCTION OF NON-COMPETE CLAUSE

     CLAUSE 14.1 will be construed and have effect as if it were the number of separate sub-clauses which results from combining the commencement of CLAUSE 14.1 with each sub-paragraph of paragraph (a) and combining each such combination with each sub-paragraph of paragraph (b) and combining each such combination with each sub-paragraph of paragraph (c), each such resulting sub-clause being severable from each other such resulting sub-clause and it is agreed that if any of the resulting sub-clauses shall be invalid or unenforceable for any reason, such invalidity or unenforceability will not prejudice or in any way affect the validity or enforceability of any other such resulting sub-clause.

14.3 SEVERABILITY

     The Executive agrees that if any of the above restraints or any part of them is held to be invalid or unenforceable for any reason, that restraint or part shall be severed so that the remainder shall remain valid and effective.

14.4 EXECUTIVE MAY HOLD SHARES

     This CLAUSE 14 shall not restrict the Executive from holding or acquiring (either directly or indirectly) a passive interest in aggregate not more than 3% of the issued ordinary shares in the capital of any Business which is same as or substantially similar to or in competition with any part of the business of the Company or any Group Company, or 5% of the issued ordinary shares in the capital of any other body corporate listed on any recognised stock exchange or from being employed in or engaged by any Business which is same as or substantially similar to or in competition with any part of the business of the Company or any Group Company in a position which is not concerned with the management, strategic direction, marketing or sales functions of that Business.

15   ACKNOWLEDGMENT

     The Executive acknowledges and agrees that:

     (a) the Company has spent and will spend effort and money in establishing and maintaining its customer base, employee skills and the Confidential Information;

     (b) the only fair and reasonable manner in which the interests of Company can be protected is by the restraints imposed on the Executive in this
          Agreement:

     (c) the Executive has received adequate consideration for the restraint obligations imposed on the Executive in this Agreement; and

     (d) the duration, extent and application of the respective restraints contained in this Agreement are at the date of this Agreement (and as the parties can at that date foresee) not greater than is reasonably necessary for the protection of the interests of the Company given the nature of the business and undertaking of the Company.

     The Executive acknowledges that an order for damages would be an inadequate remedy for any breach of CLAUSES 11, 12 or 14.1 and hereby consents and agrees that in the event he commits any breach of any of these clauses:

     (e) the Company will be entitled to immediate relief by way of injunction without the necessity to prove any loss or damage; and

     (f) the Company will be entitled to such permanent orders in restraint of the Executive and to such orders for damages and to such other orders as any Court of competent jurisdiction may think fit upon trial and determination of the issues in dispute.

16   RETURN OF PROPERTY

16.1 RETURN OF PROPERTY

     Upon termination of the Employment, or at any time upon request by the Company, the Executive will immediately deliver to the Company all property of any description belonging to the Company or any Group Company and all documentation or other material on which is recorded any Confidential Information, whether in physical or electronic form, which is in the Executive's possession, custody or control which is physically capable of delivery.

16.2 DESTRUCTION OF PROPERTY

     The Executive will, upon request by the Company, destroy any or all of the above items or in relation to any Confidential Information contained in computer software or data, destroy it by erasing it from the medium on which it is stored so that the information cannot be recovered or reconstructed, and certify in writing to the Company that such items or Confidential Information have been destroyed or erased.

17   SEVERANCE

     Any provision of this document which is or becomes illegal, void or unenforceable in any jurisdiction will be ineffective and severable in that jurisdiction to the extent of the illegality, voidness or unenforceability and will not invalidate the remaining provisions of this document nor affect the validity or enforceability of that provision in any other jurisdiction.

18   NOTICES

18.1 GENERAL

     A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.

18.2 HOW TO GIVE A COMMUNICATION

     In addition to any other lawful means, a communication may be given by being:

     (a)  personally delivered;

     (b)  left at the party's current address for notices;

     (c) sent to the party's current address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or

     (d)  sent by fax to the party's current fax number for notices.

18.3 PARTICULARS FOR DELIVERY OF NOTICES

     (a)  The particulars for delivery of notices are initially:

          COMPANY:

          Address:   as set out above

          Fax:       +612 9229 2727

          Attention: The Chairman

          EXECUTIVE:

          Address:   as set out above

     (b) Each party may change its particulars for delivery of notices by notice to each other party.

18.4 COMMUNICATIONS BY POST

     Subject to CLAUSE 18.6, a communication is given if posted:

     (a) within Australia to an Australian address, three Business Days after posting; or

     (b)  in any other case, ten Business Days after posting.

18.5 COMMUNICATIONS BY FAX

     (a) Subject to CLAUSE 18.6, a communication is given if sent by fax, when the sender's fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

     (b) A party is not entitled to object to a fax being illegible unless the party requests retransmission within four hours (being between 8.30 am and 5.00 pm on a

          Business Day) of completion of the transmission. This CLAUSE 18.5 applies to any retransmission.

18.6 AFTER HOURS COMMUNICATIONS

     If a communication is given:

     (a)  after 5.00 pm in the place of receipt; or

     (b)  on a day which is not a Business Day in the place of receipt,

     it is taken as having been given on the next Business Day.

18.7 PROCESS SERVICE

     Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this CLAUSE 18 or in accordance with any applicable law.

19   MISCELLANEOUS

19.1 GOVERNING LAW

     This document is governed by and is to be construed in accordance with the laws in force in New South Wales and the parties irrevocably and unconditionally submit to the non-exclusive jurisdiction of the Courts of New South Wales and any Courts which have jurisdiction to hear appeals from any of those Courts.

19.2 ASSIGNMENT

     Neither party will assign any of its rights under this document.

19.3 NO WAIVER

     No failure to exercise or any delay in exercising any right, power or remedy under this document will operate as a waiver. Nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

19.4 AMENDMENT

     This document may only be varied or replaced by a document duly executed by the parties. No change to the duties, title, remuneration or responsibilities of the Executive will amount to a variation or termination of this document except to the extent agreed in writing between the parties.

19.5 ENTIRE UNDERSTANDING

     (a) This document embodies the entire understanding and agreement between the parties as to the subject matter of this document.

     (b) All previous negotiations, understandings, representations, warranties, memoranda or commitments in relation to, or in any way affecting, the subject matter of this document are merged in and superseded by this document and will be of no force or effect whatever and no party will be liable to any other party in respect of those matters.

     (c) No oral explanation or information provided by any party to another will:

          (i)  affect the meaning or interpretation of this document; or

          (ii) constitute any collateral agreement, warranty or understanding between any of the parties.

SCHEDULE 1

DESCRIPTION OF ROLE

POSITION TITLE                 DIRECTOR, CORPORATE DEVELOPMENT
--------------                 -------------------------------
POSITION RATIONALE             HeartWare has successfully raised $30 million.
                               This funding has been provided on the expectation
                               that the company will achieve certain critical
                               milestones over the next 12-18 months. The
                               overriding focus of the management team in the
                               short term must therefore be operational, with
                               the goal of accelerating the development of the
                               HVAD towards the commencement of clinical trials.

                               The success of the company in the longer term, however, is contingent on its ability to access further capital. Strategies need to be implemented today to ensure that future funds can be secured on optimal terms. Given the complexity of the company's structure and the critical stage of product development, management focus is currently consumed by near term operational imperatives. There is insufficient management capacity to develop and implement these financing strategies.

                               The Director, Corporate Development will be responsible for securing the future financing of the business.

POSITION DESCRIPTION           To proactively manage the relationships with all
                               external stakeholders both to minimize the
                               company's future cost of capital and to optimise
                               its strategic positioning for a future liquidity
                               event.

RESPONSIBILITIES               1.   Manage and / or assist the CEO in
                                    relationships with external stakeholders to
                                    help drive market value:

                                    a.   shareholders;

                                    b.   stockbrokers and analysts;

                                    c.   journalists and commentators;

                                    d.   company advisers - both medical and
                                         corporate

                                    e.   opinion leaders, in both the medical
                                         and financial communities;

                                    f.   customers and suppliers;

                                    g.   competitors; and collaborators

RESPONSIBILITIES               2.   Identify and secure new institutional
(continued)                         investors, both in Australia and overseas,
                                    to consolidate the shareholder base;

                               3.   Develop and implement optimal capital
                                    raising strategy to secure funds for the next stage of the company's development;

                               4.   Identify and secure any available
                                    alternative (non-equity) sources of

                                    funding;

                               5.   Ensure that HeartWare is positioned
                                    advantageously relative to competitors in order to maximise its relative value and facilitate access to capital;

                               6. Develop and implement a long-term plan that positions HeartWare to maximize shareholder value on exit. (For instance, identify preferred future corporate partners, distributors or acquirers and begin to foster strategic relationships.)

                               7.   Determine (in time) the optimal exit
                                    strategy - whether by way of a US listing or strategic sale - and facilitate execution.

SCHEDULE 2

REMUNERATION PACKAGE

The Remuneration Package as at the date of this document is as follows:

     (a)  $250,000 (inclusive of superannuation)

EXECUTED as an agreement

EXECUTED BY HEARTWARE LIMITED         )
                                      )

/s/ Robert Rain Thomas                  /s/ Stuart McConchie
-------------------------------------   ----------------------------------------
Company Secretary/Director              Director

Robert Rain Thomas                      Stuart McConchie
Name of Company Secretary/Director      Name of Director (print)
(print)


SIGNED by Howard Leibman in the       )
presence of:                          )


/s/ Gregory Ward                        /s/ H. Leibman
-------------------------------------   ----------------------------------------
Witness

Gregory Ward
Name of Witness (print)